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                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into by and between Michael Petroleum Corporation (the "Company"), having a business address at 13101 Northwest Freeway, Suite 320, Houston, Texas 77040, and Glenn D. Hart ("Executive"), having a mailing address at 115 Shasta Drive, Houston, Texas 77024.

         WHEREAS, the Company wishes to assure itself of the services of the Executive for the period provided in this Agreement and the Executive wishes to serve in the employ of the Company on the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

         1. EMPLOYMENT. Upon the terms and subject to the conditions contained in this Agreement, the Executive agrees to provide full-time services for the Company and its parent corporation, Michael Holdings, Inc. ("MHI") during the term of this Agreement. The Executive agrees to devote his best efforts to the business of the Company and MHI, and shall perform his duties in a diligent, trustworthy, and business-like manner, all for the purpose of advancing the business of the Company and MHI.

         2. DUTIES. The duties of the Executive shall be those duties which can reasonably be expected to be performed by a person with the title of Chief Executive Officer of an oil and gas exploration and production company. The Executive shall report directly to the Board of Directors of the Company and MHI (collectively, the "Board"). The Executive's duties may, from time to time, be changed or modified at the discretion of the Board.

         3. EMPLOYMENT TERM. Subject to the terms and conditions hereof, the Company agrees to employ the Executive for a term commencing as of April 1, 1998 (the "Effective Date") and continuing for two years thereafter, unless renewed under this Section 3.

         Commencing with the calendar quarter beginning on July 1, 1998, this Agreement shall be automatically renewed for two-year terms on the first day of each calendar quarter, unless either the Company or the Executive provides written notice of election not to renew, at least 30 days before the applicable renewal date.

         4.       SALARY AND BENEFITS.

                  (a) Base Salary. The Company shall pay the Executive an initial annual base salary of $270,000 beginning on the Effective Date, pro rated for


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         periods of less than 12 months. Such salary shall be paid in bi-monthly installments less applicable withholding and salary deductions. The Executive's base salary shall be subject to review and may be increased from time to time. The Company may not, however, reduce the Executive's base salary in effect at any time during the term of this Agreement.

                  (b) Bonus. The Company shall pay the Executive an annual bonus for each year during the term of this Agreement. Such bonus shall be paid by January 31 of each subsequent year, following the year in which a bonus is payable, (with the first bonus payable by January 31, 1999, relating to the 1998 year) during the term of this Agreement, and on or before the January 15 immediately following termination of this Agreement under Section 3 above if the Agreement terminates as a result of the failure to renew the Agreement by either the Company or the Executive. Such annual bonus shall be an amount to be determined by the Compensation Committee of the Board (the "Compensation Committee"), in its sole discretion, provided, however, that such annual bonus shall be not less than 50% and not greater than 100% of the Executive's base salary for the applicable year.

                  (c) Stock Options. In accordance with a Stock Option Plan to be established by MHI, the Executive shall receive options to purchase shares of the capital stock of MHI upon the terms and conditions and in such amounts as shall be determined in the sole discretion of the Compensation Committee.

                  (d) Vacation. The Executive shall be entitled to paid vacation during each full year of his employment hereunder in accordance with the vacation policy adopted by the Company. Such vacations shall be taken at such times as are consistent with the reasonable business needs of the Company.

                  (e) Automobile. The Company will provide the Executive with an automobile allowance for use by the Executive in connection with the performance of his duties under this Agreement. The initial automobile allowance shall be $1,200 per month.

                  (f) Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in the course of his duties, in accordance with normal policies.

                  (g) Employee Benefits. The Executive shall be entitled to participate in the employee benefit programs generally available to employees of the Company, and to all normal perquisites provided to senior executive officers of the Company.


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                  (h) Benefits Not in Lieu of Compensation. No benefit or
         perquisite provided to the Executive shall be deemed to be in lieu of base salary, bonus, or other compensation.

         5. TERMINATION OF EMPLOYMENT. The Board may terminate the employment of the Executive at any time as it deems appropriate.

                  (a) Disability or Death. If, during the term of this Agreement, the Executive's employment terminates due to total disability (as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or death, the Company shall pay to the Executive all amounts payable under Section 4(a) above during the remaining term of this Agreement (as provided in Section 3 above), as well as any bonus already accrued but unpaid to the Executive under
         Section 4(b) above, and the Company shall have no further obligation to make any payment under this Agreement, except as may otherwise be provided under the terms of any employee benefit programs in which the Executive is participating. The amount of base salary payable under this Section 5(a) shall be paid in bi-monthly installments, less applicable withholdings and salary deductions, and any bonus payable shall be paid in a lump sum, less applicable withholdings and salary deductions. Any amount payable under this Section 5(a) shall be paid, or commence to be paid, to the Executive or, in the event of the Executive's death, his designee under Section 16(b), as soon as practicable following the Executive's termination of employment. The Company may terminate the Executive's employment for disability if the Executive is incapacitated and absent from his duties hereunder on a full-time basis for four consecutive months or for at least 180 days during any 12 month period.

                  (b) Voluntary Resignation or Termination for Cause. If the Executive shall voluntarily terminate his employment for any reason other than Good Reason, as defined hereafter, or if the Company shall discharge the Executive for Cause, as defined hereafter, this Agreement shall terminate immediately and the Company shall have no further obligation to make any payment under this Agreement which has not already become payable, but has not yet been paid, except as may otherwise be provided under the terms of any employee benefit program in which the Executive is participating.

                   For the purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (A) the willful and continued failure by the Executive to perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or (B) the


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         willful engaging by the Executive in gross misconduct materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was not in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire authorized membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice and an opportunity for the Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board he was guilty of conduct set forth above in clauses (A) or (B) of the first sentence of this paragraph and specifying the particulars thereof in detail.

                  (c) Termination Without Cause; Resignation for Good Reason. If during the term of the Agreement, the Executive's employment is terminated by the Company without Cause or the Executive voluntarily terminates his employment for Good Reason:

                           (i) The Company shall continue to pay the Executive a
                  base salary as provided in Section 4(a) until the end of the term of this Agreement as provided in Section 3 above;

                           (ii) The Company shall pay to the Executive in a lump
                  sum an amount equal to the value of any bonus already accrued but unpaid to the Executive under Section 4(b);

                           (iii) The Executive shall have no further right to
                  receive any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination or resignation of employment, except as may otherwise be provided under the terms of any employee benefit programs in which the Executive is participating.

                  For purposes of this Agreement, "Good Reason" shall mean:

                           (u) Without his express written consent, the
                  assignment to the Executive of any duties inconsistent with his positions, duties, responsibilities and status with the Company, or a change in his reporting responsibilities, titles or offices, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of his employment for Cause, disability or retirement or as a result of his death or by the Executive other than for Good Reason;


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                           (v) A reduction by the Company in the Executive's
                  base salary as in effect on the date hereof or as the same may be increased from time to time;

                           (w) The Company's requiring the Executive to be based
                  anywhere other than Houston, Texas, except for required travel on the Company's business to an extent substantially consistent with his present business travel obligations, or, in the event the Executive consents to any relocation, the failure by the Company to pay (or reimburse the Executive) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify the Executive against any loss (defined as the difference between the actual sale price of such residence and the higher of (a) his aggregate investment in such residence of (b) the fair market value of such residence as determined by a real estate appraiser designated by the Executive and reasonably satisfactory to the Company) realized on the sale of the Executive's principal residence in connection with any such change of residence;

                           (x) The failure by the Company to continue in effect
                  any benefit or compensation plan (including but not limited to any stock option plan, pension plan, life insurance plan, health and accident plan or disability plan) in which the Executive is participating (or plans providing substantially similar benefits), the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him, or the failure by the Company to provide the Executive with the number of paid vacation days to which he is then entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof;

                           (y) Any failure of the Company to obtain the
                  assumption of, or the agreement to perform, this Agreement by any successor as contemplated in Section 16(a) hereof; or

                           (z) Any purported termination of the Executive's
                  employment which is not effected pursuant to a notice of termination satisfying the requirements of Section 5(b) above (and, if applicable, Section 3 above); and for purposes of this Agreement, no such purported termination shall be effective.


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                  (d) Mitigation of Amounts Payable Hereunder. The Executive
         shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 5 be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination, or otherwise.

         6. CONFIDENTIAL INFORMATION. The Company shall provide to the Executive initial and ongoing information of members of the Company Group, as defined hereinafter, which information is confidential and constitutes valuable, special and unique property of such members of the Company Group. In return, the Executive agrees that he shall not at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except in pursuance of his duties for and on behalf of the Company, it successors, assigns or nominees, any Confidential Information, as defined hereinafter, of any member of the Company Group (regardless of whether developed by the Executive) without the prior written consent of the Company.

         As used herein, "Company Group" means the Company, and any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company, and for purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

         The term "Confidential Information" with respect to any person means any secret or confidential information or know-how and shall include, but shall not be limited to, the plans, customers, costs, prices, uses, and applications of products and services, results of investigations, studies or experiments owned or used by such person, and all apparatus, products, processes, compositions, samples, formulas, computer programs, computer hardware designs, computer firmware designs, and servicing, marketing or manufacturing methods and techniques at any time used, developed, investigated, made or sold by such person, before or during the term of this Agreement, that are not readily available to the public or that are maintained as confidential by such person. The Executive shall maintain in confidence any Confidential Information of third parties received as a result of his employment with the Company in accordance with the Company's obligations to such third parties and the policies established by the Company.

         7. DELIVERY OF DOCUMENTS UPON TERMINATION. The Executive shall deliver to the Company or its designee at the termination of his employment all correspondence, memoranda, notes, records, drawings, sketches, plans, customer lists, product compositions, and other documents and all copies thereof, made, composed or received by the Executive, solely or jointly with others, that are in the Executive's


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possession, custody, or control at termination and that are related in any manner to the past, present, or anticipated business or any member of the Company Group. In this regard, the Executive hereby grants and conveys to the Company all right, title and interest in and to, including without limitation, the right to possess, print, copy, and sell or otherwise dispose of, any reports, records, papers, summaries, photographs, drawings or other documents, and writings, and copies, abstracts or summaries thereof, that may be prepared by the Executive or under his direction or that may come into his possession in any way during the term of his employment with the Company that relate in any manner to the past, present or anticipated business of any member of the Company Group.

         8. DISCLOSURE AND RECEIPT OF CONFIDENTIAL INFORMATION. The Executive shall not, at any time during his employment, receive from persons not employed by the Company, any Confidential Information, as described in Section 6 above, not belonging to the Company, unless a valid agreement is authorized by the Company and is signed by both the Company and by the disclosing party. The Executive shall not use or disclose to other employees of the Company, during his employment with the Company, Confidential Information belonging to his former employers, former business associates, or any other third parties unless written permission has been given by such third parties to the Company and accepted by the Company to allow the Company to use and/or disclose such information. The Executive shall defend and indemnify the Company Group for any breach of the covenant contained in the preceding sentence.

         9. INTELLECTUAL PROPERTY. The Executive shall hold in trust for the benefit of the Company, and shall disclose promptly and fully to the Company in writing, and hereby assigns, and binds his heirs, executors, and administrators to assign, to the Company any and all inventions, discoveries, ideas, concepts, improvements, copyrightable works, and other developments (the "Developments") conceived, made, discovered or developed by him, solely or jointly with others, during the term of his employment by the Company, whether during or outside of usual working hours and whether on the Company's premises or not, that relate in any manner to the past, present or anticipated business of any member of the Company Group. All works of authorship created by the Executive, solely or jointly with others, shall be considered works made for hire under the Copyright Act of 1976, as amended, and shall be owned entirely by the Company. Any and all such Developments shall be the sole and exclusive property of the Company, whether patentable, copyrightable, or neither, and the Executive shall assist and fully cooperate in every way, at the Company's expense, in securing, maintaining, and enforcing, for the benefit of the Company or its designee, patents, copyrights or other types of proprietary or intellectual property protection for such Developments in any and all countries. Within one year following the end of the term of this Agreement and without limiting the generality of the foregoing, any Development of the Executive relating to any subject matter on which the Executive worked or was informed during his employment by the Company shall


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be conclusively presumed to have been conceived and made prior to the termination of his employment (unless the Executive clearly proves that such Development was conceived and made following the termination of his employment), and shall accordingly belong and be assigned to the Company and shall be subject to this Agreement.

         10. FURTHER ACTS. At the request of the Company (but without additional compensation from the Company during his employment by the Company) the Executive shall execute any and all papers and perform all lawful acts that the Company may deem necessary or appropriate to further evidence or carry out the transactions contemplated in this Agreement including, without limitation, such acts as may be necessary for the preparation, filing, prosecution, and maintenance of applications for United States letters patent and foreign letters patent, or for United States and foreign copyright, on the Developments.

         11. NO TAMPERING. Throughout the term of the Agreement and through the second anniversary of the expiration thereof, the Executive shall not request, induce or attempt to influence any employee of any member of the Company Group, as defined in Section 6, to terminate his or her employment with such member of the Company Group.

         12. PUBLICITY AND ADVERTISING. The Executive agrees that the Company may use his name, picture, or likeness for any advertising, publicity, or other business purpose at any time, during the term of the Agreement by the Company and may continue to use materials generated during the term of the Agreement for a period of six months thereafter. Such use of the Executive's name, picture, or likeness shall not be deemed to result in any invasion of the Executive's privacy or in a violation of any property right the Executive may have; and the Executive shall receive no additional consideration if his name, picture or likeness is so used. The Executive further agrees that any negatives, prints or other material for printing or reproduction purposes prepared in connection with the use of his name, picture or likeness by the Company shall be and are the sole property of the Company.

         13. REMEDIES. The Executive acknowledges that a remedy at law for any breach or attempted breach of the Executive's obligations under Sections 6 through 12 may be inadequate, agrees that the Company may be entitled to specific performance and injunctive and other equitable remedies in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. The Company shall have the right to offset against amounts to be paid to the Executive pursuant to the terms hereof any amounts from time to time owing by the Executive to the Company. The termination of the Agreement pursuant to Section 3, 5(a) or 5(b) shall not be deemed to be a waiver by the Company of any breach by the Executive of this Agreement or any other obligation


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owed the Company, and notwithstanding such a termination the Executive shall be liable for all damages attributable to such a breach.

         14. DISPUTE RESOLUTION. Subject to the Company's right to seek injunctive relief in court as provided in Section 13 of this Agreement, any dispute, controversy or claim arising out of or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any party may submit such dispute, controversy or claim, including a claim for indemnification under this
Section 14, to arbitration.

                  (a) Arbitrators. The arbitration shall be heard and determined by one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; provided, however, that if the dispute involves more than $500,000, then the arbitration shall be heard and determined by three (3) arbitrators. If three (3) arbitrators are necessary as provided above, then (i) each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If (x) the parties cannot agree on the sole arbitrator, (y) one party refuses to appoint its party-appointed arbitrator within said thirty
         (30) day period or (z) the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Northern District of Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ninety (90) days after being requested to do so, then the appointing authority shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

                  (b) Proceedings. Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

                           (i) The arbitration proceedings shall be held in
                  Dallas, Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;


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                           (ii) The arbitrators shall be and remain at all times
                  wholly independent and impartial;

                           (iii) The arbitration proceedings shall be conducted
                  in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

                           (iv) Any procedural issues not determined under the
                  arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

                           (v) The costs of the arbitration proceedings
                  (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

                           (vi) The decision of the arbitrators shall be reduced
                  to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

                           (vii) The award shall include interest from the date
                  of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at the prime rate of Wells Fargo Bank, N.A. plus 2% per annum; and

                           (viii) Judgment upon the award may be entered in any
                  court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                  (c) Acknowledgment Of Parties. Each party acknowledges that he or she or it has voluntarily and knowingly entered into an agreement to arbitration under this Section by executing this Agreement.

         15.      GUARANTEE.

                  Michael Holdings, Inc., a Texas corporation and the direct parent of the Company, by its execution hereof, guarantees the Company's obligations under


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         this Agreement and agrees perform the Company's obligations hereunder in the event the Company fails or is unable to do so.

         16.      MISCELLANEOUS PROVISIONS.

                  (a) Successors of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 16 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b) Executive's Heirs, etc. The Executive may not assign his rights or delegate his duties or obligations hereunder without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder as if he had continued to live, all such amounts, unless other provided herein, shall be paid in accordance with the terms of this Agreement to his designee or, if there be no such designee, to his estate.

                  (c) Notice. For the purposes of this Agreement, notices and all other communications provide for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy to the Secretary of the Company, or to such other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.



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                  (d) Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

                  (e) Invalid Provisions. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

                  (f) Survival of the Executive's Obligations. The Executive's obligations under this Agreement shall survive regardless of whether the Executive's employment by the Company is terminated, voluntarily or involuntarily, by the Company or the Executive, with or without Cause.

                  (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  (h) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas.

                  (i) Captions and Gender. The use of captions and Section headings herein is for purposes of convenience only and shall not effect the interpretation or substance of any provisions contained herein. Similarly, the use of the masculine gender with respect to pronouns in this Agreement is for purposes of convenience and includes either sex who may be a signatory.



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         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the 1st day of April, 1998.


                                              COMPANY:
                                              MICHAEL PETROLEUM CORPORATION


                                              By:   /s/ MICHAEL G. FARMAR
                                                 -------------------------------
                                              Name:   Michael G. Farmar
                                                   -----------------------------
                                              Title:  President
                                                    ----------------------------

                                              GUARANTOR:
                                              MICHAEL HOLDINGS, INC.


                                              By:   /s/ MICHAEL G. FARMAR
                                                 -------------------------------
                                              Name:   Michael G. Farmar
                                                   -----------------------------
                                              Title:  President
                                                    ----------------------------


                                              EXECUTIVE:


                                               /s/ GLENN D. HART
                                               ---------------------------------
                                               GLENN D. HART



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